Exhibit 99.2

BRISTOL-MYERS SQUIBB COMPANY

NET SALES FROM CONTINUING OPERATIONS

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2005							2006							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Net Sales

Pharmaceuticals	$3,578	$3,886	$7,464	$3,778	$11,242	$4,012	$15,254	$3,700	$3,859	$7,559	$3,154	$10,713			-17%	-5%

US Pharmaceuticals	1,767	2,084	3,851	2,069	5,920	2,220	8,140	2,064	2,197	4,261	1,609	5,870			-22%	-1%
Primary Care	1,258	1,539	2,797	1,486	4,283	1,653	5,936	1,409	1,441	2,850	819	3,669			-45%	-14%
Oncology/Virology	348	345	693	370	1,063	391	1,454	419	458	877	494	1,371			34%	29%
Neuroscience	161	200	361	213	574	176	750	231	280	511	262	773			23%	35%
Immunoscience	—	—	—	—	—	—	—	5	18	23	34	57			—	—

Latin America/Canada	258	306	564	285	849	325	1,174	288	303	591	300	891			5%	5%

Europe and Middle East Medicines	1,201	1,112	2,313	1,030	3,343	1,053	4,396	1,024	1,000	2,024	886	2,910			-14%	-13%

Asia/Pacific Medicines	299	329	628	342	970	354	1,324	279	320	599	318	917			-7%	-5%

Nutritionals	526	548	1,074	547	1,621	584	2,205	565	582	1,147	582	1,729			6%	7%

Other Health Care	428	455	883	442	1,325	423	1,748	411	430	841	418	1,259			-5%	-5%

ConvaTec	228	247	475	250	725	267	992	230	262	492	265	757			6%	4%

Medical Imaging	145	151	296	150	446	156	602	181	168	349	153	502			2%	13%

Consumer Medicines	55	57	112	42	154	—	154	—	—	—	—	—			-100%	-100%

Total Company	$4,532	$4,889	$9,421	$4,767	$14,188	$5,019	$19,207	$4,676	$4,871	$9,547	$4,154	$13,701			-13%	-3%

	2005							2006							Basis Point Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
% of Total Sales

Pharmaceuticals	79.0%	79.5%	79.2%	79.3%	79.2%	79.9%	79.4%	79.1%	79.2%	79.2%	75.9%	78.2%			(340)	(100)

US Pharmaceuticals	39.0%	42.6%	40.9%	43.4%	41.7%	44.2%	42.4%	44.1%	45.1%	44.6%	38.7%	42.8%			(470)	110
Primary Care	27.8%	31.4%	29.7%	31.2%	30.2%	32.9%	30.9%	30.1%	29.6%	29.9%	19.7%	26.8%			(1150)	(340)
Oncology/Virology	7.7%	7.1%	7.4%	7.8%	7.5%	7.8%	7.6%	9.0%	9.4%	9.2%	11.9%	10.0%			410	250
Neuroscience	3.5%	4.1%	3.8%	4.4%	4.0%	3.5%	3.9%	4.9%	5.7%	5.3%	6.3%	5.6%			190	160
Immunoscience	—	—	—	—	—	—	—	0.1%	0.4%	0.2%	0.8%	0.4%			80	40

Latin America/Canada	5.7%	6.3%	6.0%	6.0%	6.0%	6.5%	6.1%	6.2%	6.2%	6.2%	7.2%	6.5%			120	50

Europe and Middle East Medicines	26.5%	22.7%	24.6%	21.6%	23.6%	21.0%	22.9%	21.9%	20.5%	21.2%	21.3%	21.2%			(30)	(240)

Asia/Pacific Medicines	6.6%	6.7%	6.7%	7.2%	6.8%	7.1%	6.9%	6.0%	6.6%	6.3%	7.7%	6.7%			50	(10)

Nutritionals	11.6%	11.2%	11.4%	11.5%	11.4%	11.7%	11.5%	12.1%	12.0%	12.0%	14.0%	12.6%			250	120

Other Health Care	9.4%	9.3%	9.4%	9.2%	9.4%	8.4%	9.1%	8.8%	8.8%	8.8%	10.1%	9.2%			90	(20)

ConvaTec	5.0%	5.0%	5.1%	5.2%	5.1%	5.3%	5.2%	4.9%	5.4%	5.2%	6.4%	5.5%			120	40

Medical Imaging	3.2%	3.1%	3.1%	3.1%	3.2%	3.1%	3.1%	3.9%	3.4%	3.6%	3.7%	3.7%			60	50

Consumer Medicines	1.2%	1.2%	1.2%	0.9%	1.1%	—	0.8%	—	—	—	—	—			(90)	(110)

Total Company	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

BRISTOL-MYERS SQUIBB COMPANY

SEGMENT SALES AND COMPOSITION OF CHANGE IN SALES FOR CONTINUING OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2006

($ in millions)

QUARTER-TO-DATE

	Pharmaceuticals Group	Nutritionals	Convatec	Medical Imaging	Consumer Medicines	Continuing Operations
Price Increases/(Decreases)	1%	4%	1%	-10%	—	1%
Foreign Exchange	1%	1%	2%	—	—	1%
Volume	-19%	1%	3%	12%	-100%	-15%

Total Change	-17%	6%	6%	2%	-100%	-13%

Total 2006 Period to Date Sales	$3,154	$582	$265	$153	$—	$4,154
Total 2005 Period to Date Sales	$3,778	$547	$250	$150	$42	$4,767

YEAR-TO-DATE

	Pharmaceuticals Group	Nutritionals	Convatec	Medical Imaging	Consumer Medicines	Continuing Operations
Price Increases/(Decreases)	3%	4%	—	-2%	—	3%
Foreign Exchange	-1%	1%	-1%	—	—	—
Volume	-7%	2%	5%	15%	-100%	-6%

Total Change	-5%	7%	4%	13%	-100%	-3%

Total 2006 Period to Date Sales	$10,713	$1,729	$757	$502	$—	$13,701
Total 2005 Period to Date Sales	$11,242	$1,621	$725	$446	$154	$14,188

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENT OF EARNINGS

CONTINUING OPERATIONS

($ in millions, except per share amounts)

	2005							2006							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Net Sales	$4,532	$4,889	$9,421	$4,767	$14,188	$5,019	$19,207	$4,676	$4,871	$9,547	$4,154	$13,701			-13%	-3%
Cost of products sold	1,367	1,483	2,850	1,483	4,333	1,595	5,928	1,476	1,568	3,044	1,465	4,509			-1%	4%
Marketing, selling and administrative	1,183	1,268	2,451	1,286	3,737	1,369	5,106	1,238	1,181	2,419	1,189	3,608			-8%	-3%
Advertising and product promotion	318	365	683	349	1,032	444	1,476	295	352	647	286	933			-18%	-10%
Research and development	653	649	1,302	669	1,971	775	2,746	750	740	1,490	756	2,246			13%	14%
Provision for restructuring and other items, net	3	2	5	(5)	—	32	32	1	3	4	2	6			140%	—
Litigation (income)/charges, net	124	(26)	98	(26)	72	197	269	(21)	(14)	(35)	(9)	(44)			65%	-161%
Gain on sale of business and product asset	—	—	—	(569)	(569)	—	(569)	(200)	—	(200)	—	(200)			100%	65%
Equity in net income of affiliates	(69)	(87)	(156)	(84)	(240)	(94)	(334)	(93)	(125)	(218)	(118)	(336)			-40%	-40%
Other (income)/expense, net	25	105	130	38	168	(131)	37	37	56	93	(34)	59			-189%	-65%

Total expenses	3,604	3,759	7,363	3,141	10,504	4,187	14,691	3,483	3,761	7,244	3,537	10,781			13%	3%

Earnings from Continuing Operations
Before Minority Interest and Income Taxes	928	1,130	2,058	1,626	3,684	832	4,516	1,193	1,110	2,303	617	2,920			-62%	-21%
Provision for income taxes	268	(21)	247	507	754	178	932	328	256	584	193	777			-62%	3%
Minority interest, net of taxes	122	160	282	155	437	155	592	151	187	338	86	424			-45%	-3%

Earnings from Continuing Operations	$538	$991	$1,529	$964	$2,493	$499	$2,992	$714	$667	$1,381	$338	$1,719			-65%	-31%

Interest expense on conversion of convertible debt bonds, net of tax	4	5	9	6	15	7	22	8	8	16	9	25

Earnings from continuing operations used for diluted earnings per common share calculation	$542	$996	$1,538	$970	$2,508	$506	$3,014	$722	$675	$1,397	$347	$1,744

Diluted Earnings per Common Share Continuing Operations**	$0.27	$0.50	$0.78	$0.49	$1.27	$0.26	$1.52	$0.36	$0.34	$0.70	$0.17	$0.88			-65%	-31%
Average Common Shares Outstanding—Diluted	1,981	1,984	1,982	1,984	1,983	1,983	1,983	1,988	1,994	1,992	1,992	1,991			0%	0%
Dividends declared per common share	$0.28	$0.28	$0.56	$0.28	$0.84	$0.28	$1.12	$0.28	$0.28	$0.56	$0.28	$0.84			—	—

	2005							2006							Basis Point Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
% of Net Sales
Gross Margin	69.8%	69.7%	69.7%	68.9%	69.5%	68.2%	69.1%	68.4%	67.8%	68.1%	64.7%	67.1%			(420)	(240)
Cost of products sold	30.2%	30.3%	30.3%	31.1%	30.5%	31.8%	30.9%	31.6%	32.2%	31.9%	35.3%	32.9%			420	240
Marketing, selling and administrative	26.1%	25.9%	26.0%	27.0%	26.3%	27.3%	26.6%	26.5%	24.2%	25.3%	28.6%	26.3%			160	0
Advertising and product promotion	7.0%	7.5%	7.2%	7.3%	7.3%	8.8%	7.7%	6.3%	7.2%	6.8%	6.9%	6.8%			(40)	(50)
Research and development	14.4%	13.3%	13.8%	14.0%	13.9%	15.4%	14.3%	16.0%	15.2%	15.6%	18.2%	16.4%			420	250
Total expenses	79.5%	76.9%	78.2%	65.9%	74.0%	83.4%	76.5%	74.5%	77.2%	75.9%	85.1%	78.7%			1,920	470
Earnings from Continuing Operations
Before Minority Interest and Provision for Income Taxes	20.5%	23.1%	21.8%	34.1%	26.0%	16.6%	23.5%	25.5%	22.8%	24.1%	14.9%	21.3%			(1,920)	(470)
Earnings from Continuing Operations	11.9%	20.3%	16.2%	20.2%	17.6%	9.9%	15.6%	15.3%	13.7%	14.5%	8.1%	12.5%			(1,210)	(510)
Other Ratios
Effective Tax Rate	28.9%	-1.9%	12.0%	31.2%	20.5%	21.4%	20.6%	27.5%	23.1%	25.4%	31.3%	26.6%

	2005							2006							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Other (Income)/Expense, net
Interest expense	$97	$73	$170	$79	$249	$100	$349	$116	$124	$240	$130	$370			65%	49%
Interest income	(45)	(23)	(68)	(28)	(96)	(52)	(148)	(62)	(65)	(127)	(74)	(201)			-164%	-109%
Foreign exchange transaction (gains)/losses	12	35	47	—	47	11	58	(12)	23	11	(11)	—			—	-100%
Other, net	(39)	20	(19)	(13)	(32)	(190)	(222)	(5)	(26)	(31)	(79)	(110)			*	*

	$25	$105	$130	$38	$168	$(131)	$37	$37	$56	$93	$(34)	$59			-189%	-65%

*	in excess of +/- 200%
**	amounts may not calculate due to rounding differences between continuing and discontinued operations.

BRISTOL-MYERS SQUIBB COMPANY

WORLDWIDE NET SALES FROM CONTINUING OPERATIONS BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2005							2006							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Total Company	$4,532	$4,889	$9,421	$4,767	$14,188	$5,019	$19,207	$4,676	$4,871	$9,547	$4,154	$13,701			-13%	-3%

PHARMACEUTICALS	3,578	3,886	7,464	3,778	11,242	4,012	15,254	3,700	3,859	7,559	3,154	10,713			-17%	-5%

Cardiovascular	1,712	2,031	3,743	1,935	5,678	2,090	7,768	1,917	1,907	3,824	1,239	5,063			-36%	-11%
Plavix	814	968	1,782	980	2,762	1,061	3,823	986	1,145	2,131	630	2,761			-36%	—
Pravachol	520	625	1,145	527	1,672	584	2,256	536	323	859	192	1,051			-64%	-37%
Avapro/ Avalide	196	258	454	251	705	277	982	233	280	513	277	790			10%	12%
Coumadin	49	50	99	57	156	56	212	55	55	110	53	163			-7%	4%
Monopril	59	54	113	49	162	46	208	48	49	97	34	131			-31%	-19%

Virology	430	457	887	440	1,327	450	1,777	468	524	992	532	1,524			21%	15%
Reyataz	149	183	332	176	508	188	696	207	236	443	233	676			32%	33%
Sustiva Franchise*****	173	167	340	170	510	170	680	175	193	368	201	569			18%	12%
Zerit	59	59	118	51	169	47	216	40	41	81	38	119			-25%	-30%
Baraclude	—	5	5	2	7	5	12	11	14	25	22	47			* **	* **

Infectious Diseases	293	261	554	239	793	286	1,079	199	172	371	169	540			-29%	-32%
Cefzil	82	54	136	48	184	75	259	23	23	46	18	64			-63%	-65%

Oncology	387	371	758	380	1,138	395	1,533	361	401	762	399	1,161			5%	2%
Erbitux	87	98	185	107	292	121	413	138	172	310	175	485			64%	66%
Taxol	205	186	391	175	566	181	747	147	149	296	137	433			-22%	-23%
Sprycel	—	—	—	—	—	—	—	—	—	—	11	11			—	—

Affective (Psychiatric) Disorders	232	284	516	306	822	267	1,089	323	376	699	354	1,053			16%	28%
Abilify**	188	240	428	260	688	224	912	283	324	607	313	920			20%	34%
EMSAM	—	—	—	—	—	—	—	—	12	12	3	15			—	—

Immunoscience	—	—	—	—	—	—	—	5	18	23	34	57			—	—
Orencia	—	—	—	—	—	—	—	5	18	23	34	57			—	—

Other Pharmaceuticals
Efferalgan	88	55	143	66	209	74	283	68	62	130	62	192			-6%	-8%

NUTRITIONALS	526	548	1,074	547	1,621	584	2,205	565	582	1,147	582	1,729			6%	7%
Enfamil	235	250	485	230	715	277	992	237	253	490	246	736			7%	3%
Enfagrow	50	49	99	54	153	53	206	67	59	126	69	195			28%	27%

OTHER HEALTH CARE	428	455	883	442	1,325	423	1,748	411	430	841	418	1,259			-5%	-5%

CONVATEC	228	247	475	250	725	267	992	230	262	492	265	757			6%	4%
Ostomy	127	139	266	139	405	145	550	123	141	264	139	403			—	—
Wound Therapeutics	97	103	200	104	304	112	416	98	107	205	113	318			9%	5%

MEDICAL IMAGING	145	151	296	150	446	156	602	181	168	349	153	502			2%	13%
Cardiolite	102	108	210	106	316	100	416	103	105	208	97	305			-8%	-3%

CONSUMER MEDICINES	55	57	112	42	154	—	154	—	—	—	—	—			-100%	-100%

**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	In excess of +/- 200%
*****	Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of branded Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc.

BRISTOL-MYERS SQUIBB COMPANY

DOMESTIC* NET SALES FROM CONTINUING OPERATIONS BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

																	% Change in U.S. Total Prescription****
	2005							2006							% Change		NPA		NGPS
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD	Qtr vs. Qtr	YTD vs. YTD	Qtr vs. Qtr	YTD vs. YTD
Total Company	$2,310	$2,668	$4,978	$2,638	$7,616	$2,845	$10,461	$2,638	$2,806	$5,444	$2,170	$7,614			-18%	—

PHARMACEUTICALS	1,777	2,097	3,874	2,082	5,956	2,234	8,190	2,076	2,205	4,281	1,619	5,900			-22%	-1%

Cardiovascular	1,080	1,377	2,457	1,328	3,785	1,496	5,281	1,341	1,330	2,671	752	3,423			-43%	-10%
Plavix	673	823	1,496	833	2,329	906	3,235	850	988	1,838	474	2,312			-43%	-1%	-32%	-2%	-35%	-4%
Pravachol	258	353	611	297	908	366	1,274	302	128	430	73	503			-75%	-45%	-82%	-51%	-82%	-52%
Avapro/ Avalide	102	157	259	147	406	168	574	139	167	306	159	465			8%	15%	3%	4%	1%	2%
Coumadin	42	42	84	49	133	50	183	47	46	93	45	138			-8%	4%	-19%	-22%	-18%	-23%
Monopril	3	2	5	1	6	3	9	2	1	3	—	3			-100%	-50%	-54%	-54%	-53%	-55%

Virology	231	231	462	239	701	244	945	259	270	529	271	800			13%	14%
Reyataz	92	98	190	105	295	110	405	119	122	241	129	370			23%	25%	15%	17%	17%	17%
Sustiva Franchise*****	103	97	200	101	301	102	403	108	115	223	128	351			27%	17%	12%	8%	13%	7%
Zerit	26	26	52	24	76	21	97	19	18	37	19	56			-21%	-26%	-30%	-31%	-29%	-31%
Baraclude	—	5	5	2	7	4	11	9	9	18	14	32			* **	* **	* **	* **	* **	* **

Infectious Diseases	91	57	148	53	201	75	276	12	(3)	9	25	34			-53%	-83%
Cefzil	50	30	80	27	107	46	153	(5)	(1)	(6)	1	(5)			-96%	-105%	-96%	-90%	-96%	-90%

Oncology	115	112	227	131	358	144	502	159	187	346	201	547			53%	53%
Erbitux	87	97	184	106	290	121	411	136	172	308	173	481			63%	66%	N/A	N/A	N/A	N/A
Taxol	4	4	8	4	12	5	17	4	4	8	2	10			-50%	-17%	N/A	N/A	N/A	N/A
Sprycel	—	—	—	—	—	—	—	—	—	—	11	11			—	—	—	—	—	—

Affective (Psychiatric) Disorders	167	206	373	221	594	183	777	237	286	523	266	789			20%	33%
Abilify**	161	200	361	214	575	175	750	231	267	498	260	758			21%	32%	18%	22%	18%	23%
EMSAM	—	—	—	—	—	—	—	—	12	12	3	15			—	—	N/A	N/A	N/A	N/A

Immunoscience	—	—	—	—	—	—	—	5	18	23	34	57			—	—
Orencia	—	—	—	—	—	—	—	5	18	23	34	57			—	—	N/A	N/A	N/A	N/A

Other Pharmaceuticals
Efferalgan	—	—	—	—	—	—	—	—	—	—	—	—			—	—	N/A	N/A	N/A	N/A

NUTRITIONALS	255	267	522	266	788	282	1,070	247	282	529	267	796			—	1%
Enfamil	162	171	333	168	501	184	685	155	174	329	169	498			1%	-1%	N/A	N/A	N/A	N/A
Enfagrow	—	—	—	—	—	—	—	—	—	—	—	—			—	—	N/A	N/A	N/A	N/A

OTHER HEALTH CARE	242	253	495	252	747	225	972	231	226	457	215	672			-15%	-10%

CONVATEC	66	71	137	82	219	93	312	73	85	158	84	242			2%	11%
Ostomy	34	38	72	43	115	46	161	34	41	75	39	114			-9%	-1%	N/A	N/A	N/A	N/A
Wound Therapeutics	30	29	59	34	93	40	133	30	34	64	36	100			6%	8%	N/A	N/A	N/A	N/A

MEDICAL IMAGING	124	127	251	129	380	132	512	158	141	299	131	430			2%	13%
Cardiolite	91	96	187	95	282	88	370	91	91	182	86	268			-9%	-5%	N/A	N/A	N/A	N/A

CONSUMER MEDICINES	52	55	107	41	148	—	148	—	—	—	—	—			-100%	-100%

*	This table presents Total Company sales on a legal entity source basis and segment and product sales on a country management reported basis. As a result, the sum of segment sales does not tie to Total Company sales.
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	In excess of +/- 200%
****	The estimated total U.S. prescription growth for the retail and mail order channels are calculated based on National Prescription Audit (NPA) and Next-Generation Prescription Services (NGPS) data provided by IMS Health, a supplier of market research for the pharmaceutical industry. The NPA data is based on a simple average of the estimated number of prescriptions in the retail and mail order channels, and the NGPS data is based on a weighted average of the estimated number of prescription units (pills) in each of the retail and mail order channels as provided by IMS.
*****	Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of branded Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc. The change in U.S. total prescriptions growth for the Sustiva Franchise includes both branded Sustiva and Atripla prescription units.

BRISTOL-MYERS SQUIBB COMPANY

INTERNATIONAL* NET SALES FROM CONTINUING OPERATIONS BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2005							2006							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Total Company	$2,222	$2,221	$4,443	$2,129	$6,572	$2,174	$8,746	$2,038	$2,065	$4,103	$1,984	$6,087			-7%	-7%

PHARMACEUTICALS	1,801	1,789	3,590	1,696	5,286	1,778	7,064	1,624	1,654	3,278	1,535	4,813			-9%	-9%

Cardiovascular	632	654	1,286	607	1,893	594	2,487	576	577	1,153	487	1,640			-20%	-13%
Plavix	141	145	286	147	433	155	588	136	157	293	156	449			6%	4%
Pravachol	262	272	534	230	764	218	982	234	195	429	119	548			-48%	-28%
Avapro/ Avalide	94	101	195	104	299	109	408	94	113	207	118	325			13%	9%
Coumadin	7	8	15	8	23	6	29	8	9	17	8	25			-	9%
Monopril	56	52	108	48	156	43	199	46	48	94	34	128			-29%	-18%

Virology	199	226	425	201	626	206	832	209	254	463	261	724			30%	16%
Reyataz	57	85	142	71	213	78	291	88	114	202	104	306			46%	44%
Sustiva Franchise*****	70	70	140	69	209	68	277	67	78	145	73	218			6%	4%
Zerit	33	33	66	27	93	26	119	21	23	44	19	63			-30%	-32%
Baraclude	—	—	—	—	—	1	1	2	5	7	8	15			—	—

Infectious Diseases	202	204	406	186	592	211	803	187	175	362	144	506			-23%	-15%
Cefzil	32	24	56	21	77	29	106	28	24	52	17	69			-19%	-10%

Oncology	272	259	531	249	780	251	1,031	202	214	416	198	614			-20%	-21%
Erbitux	—	1	1	1	2	-	2	2	-	2	2	4			100%	100%
Taxol	201	182	383	171	554	176	730	143	145	288	135	423			-21%	-24%
Sprycel	—	—	—	—	—	—	—	—	—	—	—	—			—	—

Affective (Psychiatric) Disorders	65	78	143	85	228	84	312	86	90	176	88	264			4%	16%
Abilify**	27	40	67	46	113	49	162	52	57	109	53	162			15%	43%
EMSAM	—	—	—	—	—	—	—	—	—	—	—	—			—	—

Immunoscience	—	—	—	—	—	—	—	—	—	—	—	—			—	—
Orencia	—	—	—	—	—	—	—	—	—	—	—	—			—	—

Other Pharmaceuticals
Efferalgan	88	55	143	66	209	74	283	68	62	130	62	192			-6%	-8%

NUTRITIONALS	271	281	552	281	833	302	1,135	318	300	618	315	933			12%	12%
Enfamil	73	79	152	62	214	93	307	82	79	161	77	238			24%	11%
Enfagrow	50	49	99	54	153	53	206	67	59	126	69	195			28%	27%

OTHER HEALTH CARE	186	202	388	190	578	198	776	180	204	384	203	587			7%	2%

CONVATEC	162	176	338	168	506	174	680	157	177	334	181	515			8%	2%
Ostomy	93	101	194	96	290	99	389	89	100	189	100	289			4%	—
Wound Therapeutics	67	74	141	70	211	72	283	68	73	141	77	218			10%	3%

MEDICAL IMAGING	21	24	45	21	66	24	90	23	27	50	22	72			5%	9%
Cardiolite	11	12	23	11	34	12	46	12	14	26	11	37			—	9%

CONSUMER MEDICINES	3	2	5	1	6	—	6	—	—	—	—	—			-100%	-100%

*	This table presents Total Company sales on a legal entity source basis and segment and product sales on a country management reported basis. As a result, the sum of segment sales does not tie to Total Company sales.
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	In excess of +/- 200%
*****	Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of branded Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc.

BRISTOL-MYERS SQUIBB COMPANY

WORLDWIDE NET SALES FROM CONTINUING OPERATIONS AND DOMESTIC PHARMACEUTICAL NET SALES

EXCLUDING ESTIMATED IMPACT OF LAUNCH OF GENERIC CLOPIDOGREL BISULFATE

($ in millions)

	2006	2005	% Change
	Q3	Q3	Qtr vs. Qtr
Worldwide Net Sales from Continuing Operations
Worldwide Net Sales from Continuing Operations as Reported	$4,154	$4,767	-13%
Estimated impact of launch of generic clopidogrel bisulfate	525 to 600	—	—

Worldwide Net Sales from Continuing Operations Excluding the Estimated Impact of Launch of Generic Clopidogrel Bisulfate	$4,679 to $4,754	$4,767	-2% to 0%

Domestic Pharmaceutical Net Sales
Domestic Pharmaceutical Net Sales as Reported	$1,619	$2,082	-22%
Estimated impact of launch of generic clopidogrel bisulfate	525 to 600	—	—

Domestic Pharmaceutical Net Sales Excluding the Estimated Impact of Launch of Generic Clopidogrel Bisulfate	$2,144 to $2,219	$2,082	3% to 7%

BRISTOL-MYERS SQUIBB COMPANY

GROSS MARGIN

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2006
	Q1	Q2	Q3		TOTAL YEAR
Net Sales	$4,676	$4,871	$4,154		$13,701

Gross Profit
Gross Profit	$3,200	$3,303	$2,689		$9,192

Specified items*	46	20	72		138

Gross Profit Excluding Specified Items	$3,246	$3,323	$2,761		$9,330

Gross Margin %
Gross Margin %	68.4%	67.8%	64.7%		67.1%

Specified items*	1.0%	0.4%	1.7%		1.0%

Gross Margin Excluding Specified Items	69.4%	68.2%	66.5%		68.1%

	2005
	Q1	Q2	Q3	Q4	TOTAL YEAR
Net Sales	$4,532	$4,889	$4,767	$5,019	$19,207

Gross Profit
Gross Profit	$3,165	$3,406	$3,284	$3,424	$13,279
Specified items*	13	21	35	33	102

Gross Margin Excluding Specified Items	$3,178	$3,427	$3,319	$3,457	$13,381

Gross Margin %
Gross Margin %	69.8%	69.7%	68.9%	68.2%	69.1%
Specified items*	0.3%	0.4%	0.7%	0.7%	0.5%

Gross Margin Excluding Specified Items	70.1%	70.1%	69.6%	68.9%	69.6%

*	Please refer to the Specified Item - QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

RESEARCH AND DEVELOPMENT EXPENSES

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2006
	Q1	Q2	Q3		TOTAL YEAR
Research and Development Expenses	$750	$740	$756		$2,246

Specified items*	18	1	17		36

Research and Development Expenses Excluding Specified Items	$768	$741	$773		$2,282

	2005
	Q1	Q2	Q3	Q4	TOTAL YEAR
Research and Development Expenses	$653	$649	$669	$775	$2,746

Specified items*	36	1	—	35	72

Research and Development Expenses Excluding Specified Items	$689	$650	$669	$810	$2,818

*	Please refer to the Specified Item - QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

EFFECTIVE TAX RATE

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2006
	Q1	Q2	Q3		TOTAL YEAR
Provision for Income Taxes
Provision for Income Taxes	$328	$256	$193		$777

Specified items*	(49)	(3)	(34)		(86)

Provision for Income Taxes Excluding Specified Items	$279	$253	$159		$691

Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes	$1,193	$1,110	$617		$2,920

Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,081	$1,120	$670		$2,871

Effective Tax Rate
Effective Tax Rate from Continuing Operations	27.5%	23.1%	31.3%		26.6%
Effective Tax Rate from Continuing Operations Excluding Specified Items	25.8%	22.6%	23.7%		24.1%

	2005
	Q1	Q2	Q3	Q4	TOTAL YEAR
Provision for Income Taxes
Provision for Income Taxes	$268	$(21)	$507	$178	$932

Specified items*	42	117	(202)	52	9

Provision for Income Taxes Excluding Specified Items	$310	$96	$305	$230	$941

Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes	$928	$1,130	$1,626	$832	$4,516

Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,102	$1,189	$1,062	$986	$4,339

Effective Tax Rate
Effective Tax Rate from Continuing Operations	28.9%	-1.9%	31.2%	21.4%	20.6%

Effective Tax Rate from Continuing Operations Excluding Specified Items	28.1%	8.1%	28.7%	23.3%	21.7%

*	Please refer to the Specified Item - QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

EARNINGS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND INCOME TAXES

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2006
	Q1	Q2	Q3		TOTAL YEAR
Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes	$1,193	$1,110	$617		$2,920

Specified items:
Gain on sale of product asset	(200)	—	—		(200)
Litigation matters	40	(14)	(29)		(3)
Insurance recoveries	(21)	—	(9)		(30)
Downsizing and streamlining of worldwide operations / other	69	24	91		184

Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,081	$1,120	$670		$2,871

	2005
	Q1	Q2	Q3	Q4	TOTAL YEAR
Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes	$928	$1,130	$1,626	$832	$4,516
Specified items:
Gain on sale of equity investment	(18)	(9)	—	—	(27)
Litigation matters	124	269	—	197	590
Insurance recoveries	—	(295)	(26)	—	(321)
Provision for restructuring / other	68	94	31	95	288
Termination of muraglitizar agreement	—	—	—	(138)	(138)
Gain on sale of businesses	—	—	(569)	—	(569)

Earnings from Continuing Operations Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,102	$1,189	$1,062	$986	$4,339

BRISTOL-MYERS SQUIBB COMPANY

DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS

EXCLUDING SPECIFIED ITEMS

	2006
	Q1	Q2	Q3		TOTAL YEAR *
Diluted Earnings per Common Share from Continuing Operations	$0.36	$0.34	$0.17		$0.88

Specified items:
Gain on sale of product asset	(0.06)	—	—		(0.06)
Litigation matters	0.01	—	(0.01)		—
Insurance recoveries	(0.01)	—	—		(0.01)
Downsizing and streamlining of worldwide operations / other	0.02	0.01	0.04		0.06
Tax item	—	—	0.02		0.02

Diluted Earnings per Common Share from Continuing Operations Excluding Specified Items	$0.32	$0.35	$0.22		$0.89

	2005
	Q1	Q2	Q3	Q4	TOTAL YEAR *
Diluted Earnings per Common Share from Continuing Operations	$0.27	$0.50	$0.49	$0.26	$1.52

Specified items:
Gain on sale of equity investment	(0.01)	—	—	—	(0.01)
Litigation matters	0.05	0.10	—	0.06	0.22
Insurance recoveries	—	(0.09)	(0.01)	—	(0.10)
Provision for restructuring / other	0.03	0.03	0.02	0.03	0.10
Termination of muraglitizar agreement	—	—	—	(0.04)	(0.04)
Gain on sale of businesses	—	—	(0.19)	—	(0.19)
Tax items	—	(0.07)	—	—	(0.07)

Diluted Earnings per Common Share from Continuing Operations Excluding Specified Items	$0.34	$0.47	$0.31	$0.31	$1.43

*	quarterly amounts may not add to the annual total due to rounding of individual calculations.

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

($ in millions)

Three months ended September 30, 2006
	Cost of products sold	Research and development	Provision for restructuring, net	Litigation income	Other (income)/ expense, net	Total
Litigation Matters:
Insurance recovery	$—	$—	$—	$(9)	$—	$(9)
Product liability	—	—	—	—	11	11
Commercial litigation	—	—	—	—	(40)	(40)

	—	—	—	(9)	(29)	(38)
Other:
Accelerated depreciation and asset impairment	72	—	—	—	—	72
Downsizing and streamlining of worldwide operations	—	—	2	—	—	2
Upfront and milestone payments	—	17	—	—	—	17

	$72	$17	$2	$(9)	$(29)	53

Income taxes on items above						(5)
Minority interest, net of taxes						13
Change in estimate for taxes on prior year items						39

Reduction to Net Earnings from Continuing Operations						$100

Three months ended September 30, 2005
	Cost of products sold	Gain on sale of business	Provision for restructuring, net	Litigation income	Other expense, net	Total
Litigation Matters:
Insurance recoveries	$—	$—	$—	$(26)	$—	$(26)

Other:
Gain on sale of Consumer Medicines businesses	—	(569)	—	—	—	(569)
Loss on sale of fixed assets	—	—	—	—	1	1
Accelerated depreciation and asset impairment	35	—	—	—	—	35
Downsizing and streamlining of worldwide operations	—	—	(5)	—	—	(5)

	$35	$(569)	$(5)	$(26)	$1	(564)

Income taxes on items above						202

Increase to Net Earnings from Continuing Operations						$(362)

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

($ in millions)

Nine months ended September 30, 2006
	Cost of products sold	Research and development	Marketing selling and administrative	Provision for restructuring, net	Litigation income	Other (income)/ expense, net	Gain on sale of product asset	Total
Litigation Matters:
Insurance recovery	$—	$—	$—	$—	$(30)	$—	$—	$(30)
Product liability	—	—	—	—	—	11	—	11
Commercial litigations	—	—	—	—	(14)	—	—	(14)

	—	—	—	—	(44)	11	—	(33)
Other:
Accelerated depreciation, asset impairment and contract termination	138	1	4	—	—	—	—	143
Downsizing and streamlining of worldwide operations	—	—	—	6	—	—	—	6
Upfront and milestone payments	—	35	—	—	—	—	—	35
Gain on sale of product asset	—	—	—	—	—	—	(200)	(200)

	$138	$36	$4	$6	$(44)	$11	$(200)	(49)

Income taxes on items above								47
Change in estimate for taxes on prior year items								39

Reduction to Net Earnings from Continuing Operations								$37

Nine months ended September 30, 2005

	Cost of products sold	Research and development	Gain on sale of business	Litigation (income) /charges, net	Other (income)/ expense, net	Total
Litigation Matters:
Private litigations and governmental investigations	$—	$—	$—	$373	$—	$373
ERISA liability and other matters	—	—	—	20	—	20
Insurance recoveries	—	—	—	(321)	—	(321)

	—	—	—	72	—	72
Other:
Gain on sale of equity investment	—	—	—	—	(27)	(27)
Loss on sale of fixed assets	—	—	—	—	18	18
Accelerated depreciation and asset impairment	69	2	—	—	—	71
Gain on sale of Consumer Medicines businesses	—	—	(569)	—	—	(569)
Upfront and milestone payments	—	35	—	—	—	35
Debt retirement costs	—	—	—	—	69	69

	$69	$37	$(569)	$72	$60	(331)

Income taxes on items above						178
Adjustment to taxes on repatriation of foreign earnings						(135)

Increase to Net Earnings from Continuing Operations						$(288)

BRISTOL-MYERS SQUIBB COMPANY

SELECT BALANCE SHEET INFORMATION

($ in millions)

	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Cash, cash equivalents and marketable debt securities	$5,982	$3,040	$3,781	$5,799	$5,281	$5,357	$5,505	$—
Receivables, net of allowances	3,647	3,315	3,305	3,378	3,236	3,326	2,945	—

Short-term borrowings	244	292	277	231	234	189	630	—
Long-term debt	8,326	6,008	5,895	8,364	8,278	8,239	7,837	—

Stockholders’ equity	10,381	10,801	11,268	11,208	11,556	11,712	11,589	—
Capital expenditures and capitalized software (for the quarter ended)	181	171	185	201	202	160	199	—

BRISTOL-MYERS SQUIBB COMPANY

2006 FULL YEAR PROJECTED DILUTED EPS FROM CONTINUING OPERATIONS

EXCLUDING PROJECTED SPECIFIED ITEMS

Full Year 2006
Projected Diluted Earnings per Common Share from Continuing Operations	$0.97 to $1.02
Projected Specified Items:
Downsizing and streamlining of worldwide operations	0.08
Licensing and milestone payments	0.02
Gain on sale of product asset	(0.06)
Litigation matters	—
Insurance recoveries	(0.01)
Change in estimate for taxes on prior year items	0.02

Total	0.05

Projected Diluted Earnings per Common Share from Continuing Operations Excluding Specified Items	$1.02 to $1.07

Gross Margin/Tax Rate Projections Excluding Specified Items

Gross margin on a GAAP basis in 2005 was 69.1%, and was 69.6% on a non-GAAP basis. See Gross Margin non comparable tab. Based on historical trends in the first three quarters of 2006 on a non-GAAP basis the Company projects gross margin for the full year 2006 to be 1.5% to 2.0% lower than 2005 non-GAAP level. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on gross margin. For the first nine months of 2006, gross margin on a GAAP basis was 67.1%, which included specified items of $138 million and had a 1.0% adverse impact on gross margin in aggregate. See Gross Margin non comparable tab.

The effective tax rate on a GAAP basis in 2005 was 20.6%, and was 21.7% on a non-GAAP basis. See Tax Rate non comparable tab. Based on historical trends in the first three quarters of 2006 on a non-GAAP basis, the Company projects effective tax rate for the full year 2006 to be in the range of 22% to 24%. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on the tax rate. For the first nine months of 2006, effective tax rate on a GAAP basis was 26.6%, which included specified items of $86 million, and had a 2.5% adverse impact on the effective tax rate in aggregate. See Tax Rate non comparable tab.

The GAAP results for the full year 2006 would include specified items that may occur and impact fourth quarter results. These specified items could include charges and recoveries relating to significant legal proceedings, debt retirement costs and other charges related to new transactions, milestone payments, copromotion or alliance charges and charges for in-process research and development related to new external development transactions, gains or losses from asset disposals and restructuring activities. For a fuller discussion of certain of the litigation and other matters that could impact full year GAAP results, as well as the use of non-GAAP financial information, see Bristol-Myers Squibb Company Reports Financial Results For The Third Quarter And First Nine Months Of 2006, October 26, 2006, including “2006 Guidance” and “Use of Non-GAAP Financial Information” therein.

BRISTOL-MYERS SQUIBB COMPANY

ESTIMATED MONTHS ON HAND OF TOP 15 U.S. PHARMACEUTICAL PRODUCTS

IN THE U.S. WHOLESALER DISTRIBUTION CHANNEL

The following table sets forth, for each of the Company’s top 15 pharmaceutical products (based on 2005 annual net sales) and other products that the Company views as current and future growth drivers sold by the Company’s U.S. Pharmaceuticals business, the U.S. Pharmaceuticals net sales and the estimated number of months on hand of the applicable product in the U.S. wholesaler distribution channel for the quarters ended September 30, 2006 and 2005 and June 30, 2006 and 2005.

	September 30, 2006		June 30, 2006		September 30, 2005		June 30, 2005
	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand
	(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)
Abilify (total revenue)	$260	0.5	$267	0.5	$214	0.9	$200	0.7
Avapro/Avalide	159	0.4	167	0.5	147	0.5	157	0.6
Baraclude	14	0.6	9	0.7	2	1.2	5	4.7
Cefzil	1	29.2	(1)	25.7	27	0.7	30	0.8
Coumadin	45	0.7	46	0.8	49	0.6	42	0.7
Erbitux*	173	0.5	172	—	106	—	97	—
Glucophage Franchise	20	0.7	22	0.6	38	0.7	44	0.8
Kenalog	19	0.8	22	0.8	19	0.7	15	0.5
Orencia	34	0.8	18	0.3	—	—	—	—
Paraplatin	5	1.5	2	1.7	9	1.1	(1)	0.8
Plavix	474	1.5	988	0.5	833	0.4	823	0.6
Pravachol	73	1.0	128	1.0	297	0.5	353	0.7
Reyataz	129	0.5	122	0.6	105	0.6	98	0.8
Sprycel	11	1.2	—	—	—	—	—	—
Sustiva Franchise (a) (total revenue)	128	0.5	115	0.5	101	0.6	97	0.8
Tequin	2	2.3	(6)	2.7	21	0.9	22	0.8
Videx/Videx EC	3	0.9	5	0.9	7	1.1	5	1.0
Zerit	19	0.7	18	0.7	24	0.8	26	0.8

For all products other than Erbitux, the Company determines the above months on hand estimates by dividing the estimated amount of the product in the U.S. wholesaler distribution channel by the estimated amount of out-movement of the product from the U.S. wholesaler distribution channel over a period of 31 days, all calculated as described below. Factors that may influence the Company’s estimates include generic competition, seasonality of products, wholesaler purchases in light of increases in wholesaler list prices, new product launches, new warehouse openings by wholesalers and new customer stockings by wholesalers. In addition, such estimates are calculated using third party data, which represent their own record-keeping processes and as such, may also reflect estimates.

Estimates of product in the wholesaler distribution channel and out-movement are based on weekly information received directly from third-parties, and excludes any inventory held by intermediaries such as retailers and hospitals, and excludes goods in transit to such wholesalers. The Company determines the amount of out-movement of a product over a period of 31 days by using the most recent out-movement of a product as provided by these third parties, adjusted to reflect the Company’s estimate of goods in transit to these wholesalers. The Company estimates the amount of goods in transit by using information provided by these wholesalers with respect to their open orders and the Company’s records of sales to these wholesalers with respect to such open orders.

*	To help maintain the product quality of the Company’s biologic oncology product, ERBITUX*, the product was previously shipped only to end-users and not to other intermediaries (such as wholesalers) to hold for later sales. During 2004 and through May 2005, one of the Company’s wholesalers provided warehousing, packing and shipping services for ERBITUX*. Such wholesaler held ERBITUX* inventory on consignment and, under the Company’s revenue recognition policy, the Company recognized revenue when such inventory was shipped by the wholesaler to the end-user. Upon the divestiture of OTN in May 2005, the Company discontinued the consignment arrangement with the wholesaler and thereafter did not have ERBITUX* consignment inventory. Following the divestiture, the Company sold ERBITUX* to intermediaries (such as specialty oncology distributors) and shipped ERBITUX* directly to the end-users of the product who are the customers of those intermediaries. Beginning in the third quarter 2006, the Company expanded its distribution model to one of the Company’s wholesalers who then held ERBITUX* inventory at September 30, 2006. The Company recognizes revenue upon such shipment consistent with its revenue recognition policy. The above estimate of months on hand for the three months ended September 30, 2006 was calculated by dividing the inventories of ERBITUX* held by the wholesaler for its own account as reported by the wholesaler as of the end of the quarter by the Company’s net sales for the last calendar month of the quarter. The inventory levels reported by the wholesaler are a product of the wholesaler’s own record-keeping process.
(a)	Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of branded Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. The estimated months on hand of the product in the U.S. wholesale distribution channel only include branded Sustiva inventory.
#	Less than 0.1 months on hand.

BRISTOL-MYERS SQUIBB COMPANY

ESTIMATED MONTHS ON HAND OF TOP INTERNATIONAL PHARMACEUTICAL

AND WORLDWIDE NON-PHARMACEUTICAL PRODUCTS

The following table, which was posted on the Company’s website and furnished on Form 8-K on August 31, 2006, sets forth for each of the Company’s key products sold by the reporting segments listed below, the net sales of the applicable product for each of the quarters ended June 30, 2006 and 2005 and March 31, 2006 and 2005, and the estimated number of months on hand of the applicable product in the direct customer distribution channel for the reporting segment as of the end of each of the four quarters. The estimates of months on hand for key products described below for the International Pharmaceuticals reporting segment are based on data collected for all of the Company’s significant business units outside of the United States. For the other reporting segments, estimates are based on data collected for the United States and all significant business units outside of the United States.

	June 30, 2006		March 31, 2006		June 30, 2005		March 31, 2005
	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand
	(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)
International Pharmaceuticals
Abilify (total revenue)	$57	0.6	$52	0.6	$40	0.6	$27	0.6
Avapro/Avalide	113	0.5	94	0.5	101	0.4	94	0.4
Baraclude	5	1.0	2	1.1	—	—	—	—
Bufferin	31	0.5	22	0.6	32	1.0	26	0.5
Capoten	31	0.9	35	0.8	42	0.8	42	0.8
Dafalgan	37	1.1	37	1.4	33	0.8	40	1.3
Efferalgan	62	0.9	68	1.2	55	0.5	88	0.9
Maxipime	43	0.8	40	0.8	52	0.8	46	0.7
Monopril	48	1.1	46	1.1	52	0.7	56	0.6
Paraplatin	29	0.6	26	0.6	34	0.6	29	0.6
Perfalgan	51	0.6	46	0.6	42	0.6	42	0.5
Plavix	157	0.5	136	0.5	145	0.5	141	0.7
Pravachol	195	1.4	234	1.5	272	0.7	262	0.7
Reyataz	114	0.7	88	0.6	85	0.8	57	0.6
Sustiva	78	0.5	67	0.5	70	0.6	70	0.5
Taxol	145	0.5	143	0.6	182	0.5	201	0.5
Videx/Videx EC	35	1.2	31	0.8	38	0.9	39	0.8
Nutritionals
Enfamil/Enfagrow	312	0.9	304	0.9	299	0.9	285	0.9
Nutramigen	54	1.0	48	1.0	47	1.0	44	1.0
Other Health Care
ConvaTec
Ostomy	141	1.0	123	0.9	139	0.9	127	0.9
Wound Therapeutics	107	0.9	98	0.9	103	0.8	97	0.8
Medical Imaging
Cardiolite	105	0.8	103	0.8	108	0.7	102	0.7

The above months on hand information represents the Company’s estimates of aggregate product level inventory on hand at direct customers divided by the expected demand for the applicable product. Expected demand is the estimated ultimate patient/consumer demand calculated based on estimated end-user consumption or direct customer out-movement data over the most recent 31 day period or other reasonable period. Factors that may affect the Company’s estimates include generic competition, seasonality of products, direct customer purchases in light of price increases, new product or product presentation launches, new warehouse openings by direct customers, new customer stockings by direct customers and expected direct customer purchases for governmental bidding situations.

U.S. Pharmaceuticals

Estimated End-User Demand

The following tables set forth for each of the Company’s top 15 pharmaceutical products (based on 2005 annual net sales) and other products that the Company views as current and future growth drivers sold by the U.S. Pharmaceuticals business, for the three months ended September 30, 2006 compared to the same periods in the prior year: (a) changes in reported U.S. net sales for the period; (b) estimated total U.S. prescription growth for the retail and mail order channels and the estimated U.S. therapeutic category share of the applicable product, calculated by the Company based on NPA data provided by IMS; and (c) estimated total U.S. prescription change for the retail and mail order channels and the estimated U.S. therapeutic category share of the applicable product, calculated by the Company based on Next-Generation Prescription Services (NGPS) data provided by IMS.

	Three Months Ended September 30, 2006			Month Ended September 30, 2006
	% Change in U.S. Net Sales(a)	% Change in U.S. Total Prescriptions		Estimated TRx Therapeutic Category Share%(d)
		NPA Data(b)	NGPS Data(c)	NPA Data(b)	NGPS Data(c)
ABILIFY* (total revenue)	21	18	18	12	12
AVAPRO*/AVALIDE*	8	3	1	14	14
BARACLUDE(e)	* *	* *	* *	23	20
CEFZIL	(96)	(96)	(96)	—	—
COUMADIN	(8)	(19)	(18)	16	16
ERBITUX* (f)	63	N/A	N/A	N/A	N/A
GLUCOPHAGE* Franchise	(47)	(51)	(51)	1	1
KENALOG (g)	—	N/A	N/A	N/A	N/A
ORENCIA(h)	—	N/A	N/A	N/A	N/A
PARAPLATIN (f)	(44)	N/A	N/A	N/A	N/A
PLAVIX*	(43)	(32)	(35)	23	21
PRAVACHOL	(75)	(82)	(82)	1	1
REYATAZ	23	15	17	33	33
SPRYCEL	—	—	—	3	3
SUSTIVA Franchise (j) (total revenue)	27	12	13	32	32
TEQUIN	(90)	(91)	(91)	—	—
VIDEX/VIDEX EC	(57)	(55)	(56)	1	1
ZERIT	(21)	(30)	(29)	5	5

	Three Months Ended September 30, 2005			Month Ended September 30, 2005
	% Change in U.S. Net Sales(a)	% Change in U.S. Total Prescriptions		Estimated TRx Therapeutic Category Share%(d)
		NPA Data(b)	NGPS Data(c)	NPA Data(b)	NGPS Data(c)
ABILIFY* (total revenue)	41	38	36	11	11
AVAPRO*/AVALIDE*	(1)	11	11	15	15
BARACLUDE(e)	—	—	—	8	7
CEFZIL	(10)	(15)	(17)	2	2
COUMADIN	(16)	(22)	(25)	21	20
ERBITUX* (f)	28	N/A	N/A	N/A	N/A
GLUCOPHAGE* Franchise	(3)	(46)	(45)	2	2
KENALOG (g)	111	N/A	N/A	N/A	N/A
ORENCIA (h)	—	N/A	N/A	N/A	N/A
PARAPLATIN (f)	(94)	N/A	N/A	N/A	N/A
PLAVIX*	7	12	11	86	86
PRAVACHOL	(7)	(18)	(17)	7	7
REYATAZ (i)	40	35	30	31	31
SPRYCEL (k)	—	—	—	—	—
SUSTIVA (i)	6	6	7	30	30
TEQUIN	(32)	(36)	(35)	1	1
VIDEX/VIDEX EC	(74)	(72)	(72)	3	3
ZERIT	(29)	(31)	(31)	7	7

(a)	Reflects percentage change in net sales in dollar terms, including change in average selling prices and wholesaler buying patterns.

(b)	Based on a simple average of the estimated number of prescriptions in the retail and mail order channels as provided by IMS.

(c)	Based on a weighted-average of the estimated number of prescription units (tablets or milliliters) in each of the retail and mail order channels based on data provided by IMS.

(d)	The therapeutic categories are determined by the Company as those products considered to be in direct competition with the Company’s own products. The products listed above compete in the following therapeutic categories: ABILIFY* (antipsychotics), AVAPRO*/AVALIDE* (angiotensin receptor blockers), BARACLUDE (oral antiviral agent), CEFZIL (branded oral solid and liquid antibiotics), COUMADIN (warfarin), ERBITUX* (oncology), GLUCOPHAGE* Franchise (oral antidiabetics), KENALOG (intra-articular/intramuscular steroid), ORENCIA (fusion protein), PARAPLATIN (carboplatin), PLAVIX* (antiplatelet agents), PRAVACHOL (HMG CoA reductase inhibitors), REYATAZ (protease inhibitors), SPRYCEL (TKIs for leukemia), SUSTIVA franchise (antiretrovirals—third agents), TEQUIN (branded oral solid antibiotics), VIDEX/VIDEX EC (nucleoside reverse transcriptase inhibitors) and ZERIT (nucleoside reverse transcriptase inhibitors).

(e)	BARACLUDE was launched in the U.S. in April 2005.

(f)	ERBITUX* and PARAPLATIN specifically, and parenterally administered oncology products in general, do not have prescription-level data because physicians do not write prescriptions for these products. The Company believes therapeutic category share information provided by third parties for these products may not be reliable and accordingly, none is presented here.

(g)	The Company does not have prescription level data because the product is not dispensed through a retail pharmacy. The Company believes therapeutic category share information provided by third parties for this product may not be reliable and accordingly, none is presented here.

(h)	ORENCIA was launched in the U.S. in February 2006. The Company does not have prescription level data because the product is not dispensed through a retail pharmacy.

(i)	Prior year Estimated TRx Therapeutic Category Share Percentage has been recalculated to conform with current year presentation for the following: CEFZIL has been recalculated as a percentage share based on the combined Oral and Liquid/Suspension markets; REYATAZ has been recalculated as a percentage share of the Protease Inhibitors excluding NORVIR*; SUSTIVA franchise has been recalculated as a percentage share of Third Agents excluding NORVIR* and TRIZIVIR*.

(j)	Beginning in the third quarter of 2006, SUSTIVA Franchise (total revenue) includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The therapeutic category share information and change in U.S. total prescriptions growth for SUSTIVA franchise (antiretrovirals – third agents) includes both branded SUSTIVA and ATRIPLA* prescription units.

(k)	SPRYCEL was launched in the U.S. in July 2006.

**	In excess of 200%.

The Company has historically reported estimated total U.S. prescription change and estimated therapeutic category share based on NPA data, which IMS makes available to the public on a subscription basis, and a simple average of the estimated number of prescriptions in the retail and mail order channels. In the third quarter of 2005, the Company began disclosing estimated total U.S. prescription change and estimated therapeutic category share based on both NPA and NGPS data. NGPS data is collected by IMS under a new, revised methodology and has been released by IMS on a limited basis through a pilot program. IMS has announced it expects to make NGPS data available to the public on a subscription basis in 2007. The Company believes that the NGPS data provided by IMS provides a superior estimate of prescription data for the Company’s products in the retail and mail order channels. The Company has calculated the estimated total U.S. prescription change and estimated therapeutic category share based on NGPS data on a weighted-average basis to reflect the fact that mail order prescriptions include a greater volume of product supplied compared with retail prescriptions. The Company believes that calculation of the estimated total U.S. prescription change and estimated therapeutic category share based on the NGPS data and the weighted-average approach with respect to the retail and mail order channels provides a superior estimate of total prescription demand. The Company now uses this methodology for its internal demand forecasts.

The estimated prescription change data and estimated therapeutic category share provided above only include information from the retail and mail order channels and do not reflect information from other channels, such as hospitals, institutions and long-term care, among others. The data provided by IMS are a product of IMS’ own record-keeping processes and are themselves estimates based on sampling procedures, subject to the inherent limitations of estimates based on sampling. In addition, the NGPS data are part of a pilot program that is still being refined by IMS.

The Company continuously seeks to improve the quality of its estimates of prescription change amounts, therapeutic category share percentages and ultimate patient/consumer demand through review of its methodologies and processes for calculation of these estimates and review and analysis of its own and third parties’ data used in such calculations. The Company expects that it will continue to review and refine its methodologies and processes for calculation of these estimates and will continue to review and analyze its own and third parties’ data used in such calculations.

Estimated Inventory Months on Hand in the Distribution Channel

The following tables set forth for each of the Company’s top 15 pharmaceutical products (based on 2005 annual net sales) and other products that the Company views as current and future growth drivers sold by the Company’s U.S. Pharmaceuticals business, the U.S. Pharmaceuticals net sales and the estimated number of months on hand of the applicable product in the U.S. wholesaler distribution channel for the quarters ended September 30, 2006 and 2005 and June 30, 2006 and 2005.

	September 30, 2006		June 30, 2006
(Dollars in Millions)	Net Sales	Months on Hand	Net Sales	Months on Hand
ABILIFY* (total revenue)	$260	0.5	$267	0.5
AVAPRO*/AVALIDE*	159	0.4	167	0.5
BARACLUDE	14	0.6	9	0.7
CEFZIL	1	29.2	(1)	25.7
COUMADIN	45	0.7	46	0.8
ERBITUX*	173	0.5	172	—
GLUCOPHAGE* Franchise	20	0.7	22	0.6
KENALOG	19	0.8	22	0.8
ORENCIA	34	0.8	18	0.3
PARAPLATIN	5	1.5	2	1.7
PLAVIX*	474	1.5	988	0.5
PRAVACHOL	73	1.0	128	1.0
REYATAZ	129	0.5	122	0.6
SPRYCEL	11	1.2	—	—
SUSTIVA Franchise (a) (total revenue)	128	0.5	115	0.5
TEQUIN	2	2.3	(6)	2.7
VIDEX/VIDEX EC	3	0.9	5	0.9
ZERIT	19	0.7	18	0.7

	September 30, 2005		June 30, 2005
(Dollars in Millions)	Net Sales	Months on Hand	Net Sales	Months on Hand
ABILIFY* (total revenue)	$214	0.9	$200	0.7
AVAPRO*/AVALIDE*	147	0.5	157	0.6
BARACLUDE	2	1.2	5	4.7
CEFZIL	27	0.7	30	0.8
COUMADIN	49	0.6	42	0.7
ERBITUX*	106	—	97	—
GLUCOPHAGE* Franchise	38	0.7	44	0.8
KENALOG	19	0.7	15	0.5
ORENCIA	—	—	—	—
PARAPLATIN	9	1.1	(1)	0.8
PLAVIX*	833	0.4	823	0.6
PRAVACHOL	297	0.5	353	0.7
REYATAZ	105	0.6	98	0.8
SPRYCEL	—	—	—	—
SUSTIVA	101	0.6	97	0.8
TEQUIN	21	0.9	22	0.8
VIDEX/VIDEX EC	7	1.1	5	1.0
ZERIT	24	0.8	26	0.8

(a)	Beginning in the third quarter of 2006, the SUSTIVA Franchise includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The estimated months on hand of the product in the U.S. wholesale distribution channel only include branded SUSTIVA inventory.

At September 30, 2006 and June 30, 2006 the estimated value of CEFZIL inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $11.8 million and $12.4 million, respectively. The demand for CEFZIL decreased significantly in 2006 due to generic competition that began in the U.S. in December 2005. The Company continues to monitor CEFZIL sales with the objective to work down wholesaler inventory levels to one month on hand or less.

SPRYCEL was launched in the U.S. in July 2006. Consistent with standard practice at the time of a new product launch, the Company’s U.S. wholesalers built inventories of the product to meet expected demand and at September 30, 2006, the estimated value of SPRYCEL inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $0.6 million. The Company expects to work down the inventory in the U.S. wholesaler distribution channel in the fourth quarter of 2006.

The estimated value of TEQUIN inventory in the U.S. wholesaler distribution channel exceeded one month on hand was de minimis at September 30, 2006 and was approximately $1.4 million at June 30, 2006. In the first quarter of 2006, the Company made the decision to discontinue commercialization of TEQUIN for commercial reasons. The Company stopped shipping product to U.S. wholesalers in June 2006 and established an accrual for the return of TEQUIN inventory. In early July 2006, the Company notified the U.S. wholesaler and retail distribution channels that it would allow for return of the product regardless of expiry dates. The Company expects most of the TEQUIN inventory in all U.S. channels to be returned by the fourth quarter of 2006.

BARACLUDE was launched in the U.S. in April 2005. In anticipation of the launch, the Company’s U.S. wholesalers built inventories of the product to meet expected demand and at September 30, 2005 and June 30, 2005, BARACLUDE inventory in the U.S. wholesaler distribution channel exceeded one month on hand. The estimated value of BARACLUDE inventory in the U.S. wholesaler distribution channel had been worked down to less than one month on hand in subsequent quarters.

At September 30, 2005, the estimated value of VIDEX/VIDEX EC inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $0.2 million. As a result of generic competition in the U.S. commencing in the fourth quarter of 2004, demand for VIDEX/VIDEX EC decreased significantly. The estimated value of VIDEX/VIDEX EC inventory in the U.S. wholesaler distribution channel had been worked down to one month on hand in subsequent quarters.

In October 2004, the U.S. pediatric exclusivity period for PARAPLATIN (carboplatin) expired. The resulting entry of multiple generic competitors for PARAPLATIN led to a significant decrease in demand for PARAPLATIN, which in turn led to the months on hand of the product in the U.S. wholesaler distribution channel exceeding one month on hand at September 30, 2006, June 30, 2006 and September 30, 2005. The estimated value of PARAPLATIN inventory in the U.S. wholesaler distribution channel over one month on hand was approximately $0.6 million at September 30, 2006, $1.4 million at June 30, 2006 and $0.7 million at September 30, 2005. The Company no longer produces PARAPLATIN for the U.S. market and will continue to monitor PARAPLATIN wholesaler inventory levels until they have been depleted.

At September 30, 2006, the estimated value of PLAVIX* inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $41.4 million due to the at-risk launch of generic clopidogrel bisulfate in August 2006. Because of the large quantities of generic clopidogrel bisulfate believed to have been shipped into the distribution channels before the preliminary injunction was granted ordering the halt of sales of generic clopidogrel bisulfate in late August 2006, demand for branded PLAVIX* has decreased precipitously. Demand for PLAVIX* is expected to increase over the next months as the generic clopidogrel bisulfate inventory in all channels are depleted. As demand for PLAVIX* increases, wholesale inventory levels are expected to decline below one month on hand.

For all products other than ERBITUX*, the Company determines the above months on hand estimates by dividing the estimated amount of the product in the U.S. wholesaler distribution channel by the estimated amount of out-movement of the product from the U.S. wholesaler distribution channel over a period of 31 days, all calculated as described below. Factors that may influence the Company’s estimates include generic competition, seasonality of products, wholesaler purchases in light of increases in wholesaler list prices, new product launches, new warehouse openings by wholesalers and new customer stockings by wholesalers. In addition, such estimates are calculated using third party data, which represent their own record-keeping processes and as such, may also reflect estimates.

The Company maintains inventory management agreements (IMAs) with most of its U.S. pharmaceutical wholesalers, which account for nearly 100% of total gross sales of U.S. pharmaceutical products. Under the current terms of the IMAs, the Company’s three largest wholesaler customers provide the Company with weekly information with respect to inventory levels of product on hand and the amount of out-movement of products. These three wholesalers accounted for approximately 90% of total gross sales of U.S. pharmaceutical products in the third quarter of 2006. The inventory information received from these wholesalers excludes inventory held by intermediaries to whom they sell, such as retailers and hospitals, and excludes goods in transit to such wholesalers. The Company uses the information provided by these three wholesalers as of the Friday closest to quarter end to calculate the amount of inventory on hand for these wholesalers at the applicable quarter end. This amount is then increased by the Company’s estimate of goods in transit to these wholesalers as of the applicable Friday, which have not been reflected in the weekly data provided by the wholesalers. Under the Company’s revenue recognition policy, sales are recorded when substantially all the risks and rewards of ownership are transferred, which in the U.S. Pharmaceutical business is generally when product is shipped. In such cases, goods in transit to a wholesaler are owned by the applicable wholesaler and, accordingly, are reflected in the calculation of inventories in the wholesaler distribution channel. The Company estimates the amount of goods in transit by using information provided by these wholesalers with respect to their open orders as of the applicable Friday and the Company’s records of sales to these wholesalers with respect to such open orders. The Company determines the out-movement of a product from these wholesalers over a period of 31 days by using the most recent four weeks of out-movement of a product as provided by these wholesalers and extrapolating such amount to a 31 day basis. The Company estimates inventory levels on hand and out-movements for its U.S. Pharmaceutical business’ wholesaler customers other than the three largest wholesalers for each product based on the assumption that such amounts bear the same relationship to the three largest wholesalers’ inventory levels and out-movements for such product as the percentage of aggregate sales for all products to these other wholesalers in the applicable quarter bears to aggregate sales for all products to the Company’s three largest wholesalers in such quarter. Finally, the Company considers whether any adjustments are necessary to these extrapolated amounts based on such factors as historical sales of individual products made to such other wholesalers and third-party market research data related to prescription trends and patient demand. In addition, the Company receives inventory information from these other wholesalers on a selective basis for certain key products.

The Company’s U.S. Pharmaceuticals business through the IMAs discussed above, has arrangements with substantially all of its direct wholesaler customers and require those wholesalers to maintain inventory at levels that are no more than one month of their demand.

In response to the at-risk launch of generic clopidogrel bisulfate on August 8, 2006 , the Company offered certain U.S. managed care organizations incremental rebates from wholesaler list price for PLAVIX* under certain conditions through March 31, 2007. A small number of managed care organizations accepted the offer. All other offers were rejected, or were terminated prior to or at the time of issuance of the preliminary injunction on August 31, 2006, and no further such offers have been made since. The Company also provided a temporary price reduction below the federal supply schedule for PLAVIX* to the Veterans Administration for a limited period in August and September 2006. Primarily as a result of very limited participation in the rebate offer, the Company estimates that the impact of the two programs on PLAVIX* net sales in the third quarter was de minimis.

ORENCIA was launched in February 2006. From launch through the second quarter, the Company distributed ORENCIA through an exclusive distribution arrangement with a single distributor. Following approval of the supplemental Biologics License Application (sBLA) that allows a third party to manufacture ORENCIA at an additional site, that arrangement recently terminated and the Company expanded its distribution network for ORENCIA to multiple distributors.

To help maintain the product quality of the Company’s biologic oncology product, ERBITUX*, the product was previously shipped only to end-users and not to other intermediaries (such as wholesalers) to hold for later sales. During 2004 and through May 2005, one of the Company’s wholesalers provided warehousing, packing and shipping services for ERBITUX*. Such wholesaler held ERBITUX* inventory on consignment and, under the Company’s revenue recognition policy, the Company recognized revenue when such inventory was shipped by the wholesaler to the end-user. Upon the divestiture of OTN in May 2005, the Company discontinued the consignment arrangement with the wholesaler and thereafter did not have ERBITUX* consignment inventory. Following the divestiture, the Company sold ERBITUX* to intermediaries (such as specialty oncology distributors) and shipped ERBITUX* directly to the end-users of the product who are the customers of those intermediaries. Beginning in the third quarter 2006, the Company expanded its distribution model to one of the Company’s wholesalers who then held ERBITUX* inventory at September 30, 2006. The Company recognizes revenue upon such shipment consistent with its revenue recognition policy. The above estimate of months on hand for the three months ended September 30, 2006 was calculated by dividing the inventories of ERBITUX* held by the wholesaler for its own account as reported by the wholesaler as of the end of the quarter by the Company’s net sales for the last calendar month of the quarter. The inventory levels reported by the wholesaler are a product of the wholesaler’s own record-keeping process.

As previously disclosed, for the Company’s Pharmaceuticals business outside of the United States, Nutritionals and Other Health Care business units around the world, the Company has significantly more direct customers, limited information on direct customer product level inventory and corresponding out-movement information and the reliability of third party demand information, where available, varies widely. Accordingly, the Company relies on a variety of methods to estimate direct customer product level inventory and to calculate months on hand for these business units. As such, the information required to estimate months on hand in the direct customer distribution channel for non-U.S. Pharmaceuticals business for the quarter ended September 30, 2006 is not available prior to the filing of this quarterly report on Form 10-Q. The Company will disclose this information on its website and furnish it on Form 8-K approximately 60 days after the end of the third quarter and in the Company’s Form 10-K for the period ending December 31, 2006.

International Pharmaceuticals, Nutritionals and Other Health Care

Estimated End-User Demand

The following table sets forth for each of the Company’s key pharmaceutical products and growth drivers sold by the Company’s International Pharmaceuticals reporting segment, including the top 15 pharmaceutical products sold in the Company’s major non-U.S. countries (based on 2005 net sales), and for each of the key products sold by the other reporting segments listed below, the percentage change in the Company’s estimated ultimate patient/consumer demand for the month of September 2006 compared to the month of September 2005. The Company commenced collecting the estimated ultimate patient/consumer demand for these reporting segments with the March 2005 period. The Company believes the year-to-year comparison below provides a more meaningful comparison to changes in sales for the quarter than the quarter-to-prior quarter comparisons previously provided.

	% Change in Demand on a Constant U.S. Dollar Basis
	September 2006 vs. September 2005	June 2006 vs. June 2005
International Pharmaceuticals
ABILIFY* (total revenue)	23	21
AVAPRO*/AVALIDE*	3	(1)
BARACLUDE	NA	NA
BUFFERIN*	20	30
CAPOTEN	(24)	(32)
DAFALGAN	11	(10)
EFFERALGAN	(23)	(10)
MAXIPIME	(5)	(15)
MONOPRIL	(15)	(23)
PARAPLATIN	(19)	(14)
PERFALGAN	31	6
PLAVIX*	(13)	(4)
PRAVACHOL	(55)	(39)
REYATAZ	20	38
SUSTIVA	2	13
TAXOL® (paclitaxel)	(26)	(21)
VIDEX/VIDEX EC	(22)	(36)
Nutritionals
ENFAMIL/ENFAGROW	5	4
NUTRAMIGEN	7	15
Other Health Care
ConvaTec
Ostomy	3	7
Wound Therapeutics	5	2
Medical Imaging
CARDIOLITE	(5)	(6)

Estimated Inventory Months on Hand in the Distribution Channel

As previously disclosed, for the Company’s Pharmaceuticals business outside of the United States, Nutritionals and Other Health Care business units around the world, the Company has significantly more direct customers, limited information on direct customer product level inventory and corresponding out-movement information and the reliability of third party demand information, where available, varies widely. Accordingly, the Company relies on a variety of methods to estimate direct customer product level inventory and to calculate months on hand for these business units.

The following table sets forth for each of the Company’s key products sold by the reporting segments listed below, the net sales of the applicable product for each of the quarters ended September 30, 2006, June 30, 2006, September 30, 2005, June 30, 2005, and the estimated number of months on hand of the applicable product in the direct customer distribution channel for the reporting segment as of the end of each of the four quarters. The estimates of months on hand for key products described below for the International Pharmaceuticals reporting segment are based on data collected for all of the Company’s significant business units outside of the United States. Also described further below is information on non-key product(s) where the amount of inventory on hand at direct customers is more than approximately one month and the impact is not de minimis. For the other reporting segments, estimates are based on data collected for the United States and all significant business units outside of the United States.

	September 30, 2006		June 30, 2006		September 30, 2005		June 30, 2005,
	Net Sales (Dollars in Millions)	Months on Hand	Net Sales (Dollars in Millions)	Months on Hand	Net Sales (Dollars in Millions	Months on Hand	Net Sales (Dollars in Millions	Months on Hand
International Pharmaceuticals
ABILIFY* (total revenue)	$53	0.6	$57	0.6	$46	0.8	$40	0.6
AVAPRO*/AVALIDE*	118	0.5	113	0.5	104	0.5	101	0.4
BARACLUDE	8	0.9	5	1.0	—	—	—	—
BUFFERIN*	28	0.5	31	0.5	31	0.6	32	1.0
CAPOTEN	28	0.8	31	0.9	38	0.9	42	0.8
DAFALGAN	35	1.1	37	1.1	34	1.3	33	0.8
EFFERALGAN	62	0.9	62	0.9	66	1.1	55	0.5
MAXIPIME	40	0.7	43	0.8	40	0.7	52	0.8
MONOPRIL	34	1.0	48	1.1	48	1.0	52	0.7
PARAPLATIN	27	0.6	29	0.6	33	0.6	34	0.6
PERFALGAN	48	0.6	51	0.6	38	0.7	42	0.6
PLAVIX*	156	0.6	157	0.5	147	0.6	145	0.5
PRAVACHOL	119	0.7	195	1.4	230	0.8	272	0.7
REYATAZ	104	1.1	114	0.7	71	0.9	85	0.8
SUSTIVA	73	0.5	78	0.5	69	0.6	70	0.6
TAXOL® (paclitaxel)	135	0.6	145	0.5	171	0.5	182	0.5
VIDEX/VIDEX EC	35	1.4	35	1.2	34	0.9	38	0.9
Nutritionals
ENFAMIL/ENFAGROW	315	0.8	312	0.9	284	0.9	299	0.9
NUTRAMIGEN	50	1.0	54	1.0	44	1.1	47	1.0
Other Health Care
ConvaTec
Ostomy	139	0.9	141	1.0	139	0.9	139	0.9
Wound Therapeutics	113	0.9	107	0.9	104	0.8	103	0.8
Medical Imaging
CARDIOLITE	97	0.8	105	0.8	106	0.8	108	0.7

The above months on hand information represents the Company’s estimates of aggregate product level inventory on hand at direct customers divided by the expected demand for the applicable product. Expected demand is the estimated ultimate patient/consumer demand calculated based on estimated end-user consumption or direct customer out-movement data over the most recent 31 day period or other reasonable period. Factors that may affect the Company’s estimates include generic competition, seasonality of products, direct customer purchases in light of price increases, new product or product presentation launches, new warehouse openings by direct customers, new customer stockings by direct customers and expected direct customer purchases for governmental bidding situations.

The Company relies on a variety of methods to calculate months on hand for these reporting segments. Where available, the Company relies on information provided by third parties to determine estimates of aggregate product level inventory on hand at direct customers and expected demand. For the reporting segments listed above, however, the Company has limited information on direct customer product level inventory, end-user consumption and direct customer out-movement data. Further, the quality of third party information, where available, varies widely. In some circumstances, such as the case with new products or seasonal products, such historical end-user consumption or out-movement information may not be available or applicable. In such cases, the Company uses estimated prospective demand. In cases where direct customer product level inventory, ultimate patient/consumer demand or out-movement data do not exist or are otherwise not available, the Company has developed a variety of other methodologies to calculate estimates of such data, including using such factors as historical sales made to direct customers and third party market research data related to prescription trends and end-user demand.

As of September 30, 2006, BMS has entered into exclusive distributorship arrangements for certain products in several Eastern and Central European markets.

As of September 30, 2006, June 30, 2006, and September 30, 2005, DAFALGAN, an analgesic product sold principally in Europe, had approximately 1.1months, 1.1 months, and 1.3 months of inventory on hand, respectively, at direct customers. The level of inventory on hand is due primarily to private pharmacists purchasing DAFALGAN approximately once every eight weeks and the seasonality of the product.

As of September 30, 2005, EFFERALGAN, an analgesic product sold principally in Europe, had approximately 1.1 months of inventory on hand at direct customers. The level of inventory on hand is due primarily to private pharmacists purchasing EFFERALGAN approximately once every eight weeks and the seasonality of the product.

As of June 30, 2006, MONOPRIL, a cardiovascular product, had approximately 1.1 months of inventory on hand at direct customers. The level of inventory on hand is due primarily to supply of the product in support of its inclusion in a government program in Russia.

As of June 30, 2006, PRAVACHOL, a cardiovascular product, had approximately 1.4 months of inventory on hand at direct customers. The increased level of inventory on hand is due primarily to an increase in orders from a significant direct customer in France. The Company has worked down the inventory levels for this customer during the third quarter.

As of September 30, 2006, REYATAZ, an antiviral product, had approximately 1.1 months on hand at direct customers. The increased level of inventory on hand is due primarily to government purchasing patterns in Brazil.

As of September 30, 2006 and June 30, 2006, VIDEX/VIDEX EC, an antiviral product, had approximately 1.4 months and 1.2 months of inventory on hand, respectively, at direct customers. The increased level of inventory on hand is due primarily to government purchasing patterns in Brazil. The Company is contractually obligated to provide VIDEX/VIDEX EC to the Brazilian government upon placement of an order for product by the government,. Under the terms of the contract, the Company has no control over the inventory levels relating to such orders. The Company, however, expects that the inventory levels for VIDEX/VIDEX EC will be worked down.

As of September 30, 2005, NUTRAMIGEN, an infant nutritional product, had approximately 1.1 months on hand at direct customers. The increased level of inventory was due to the impact of retailers holding higher levels of inventory in response to Hurricane Katrina. The Company has worked down the wholesaler inventory levels.

The Company continuously seeks to improve the quality of its estimates of months on hand of inventories held by its direct customers including thorough review of its methodologies and processes for calculation of these estimates and review and analysis of its own and third parties’ data used in such calculations. The Company expects that it will continue to review and refine its methodologies and processes for calculation of these estimates and will continue to review and analyze its own and third parties’ data in such calculations. The Company also has and will continue to take steps to expedite the receipt and processing of data for the non-U.S. Pharmaceuticals business.

*	Indicates brand names of products which are registered trademarks not owned by the Company or its subsidiaries. ERBITUX is a trademark of ImClone Systems Inc.; AVAPRO, AVALIDE, and PLAVIX are trademarks of Sanofi-Aventis Corp.; and ABILIFY is a trademark of Otsuka Pharmaceuticals, Ltd. BUFFERIN is a trademark of Novartis AG in the United States, Canada, Europe and Latin America. BUFFERIN is a trademark of the Company in all other markets where it is registered.